Exhibit 99.1

SEQLL INC. GRANTED SECOND 180-DAY EXTENSION BY NASDAQ

REGARDING MINIMUM BID REQUIREMENTS

BILLERICA, MA, Dec. 22, 2022 (GLOBE NEWSWIRE) -- SeqLL Inc. (NASDAQ: SQL and SQLLW) (“SeqLL” or the “Company”), a technology company providing life sciences instrumentation and research services, announced that on December 20, 2022, the Company received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), granting the Company’s request for a 180-day extension to regain compliance with the Nasdaq’s $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). If at any time prior to June 19, 2023, the bid price of the Company’s ordinary shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Bid Price Rule, and the matter will be closed.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq staff determined that the Company was eligible for an additional 180 calendar day period, or until June 19, 2023, to regain compliance based on the Company meeting the continued listing requirement for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and the Company having provided written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary.

If the Company is not in compliance by June 19, 2023, Nasdaq will provide written notification to the Company that its ordinary shares will be delisted. At that time, the Company may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of its common shares between now and June 2023 and intends to consider available options to cure the deficiency and regain compliance with the minimum bid price requirement within the compliance period, including possibly a reverse stock split of its common stock. The Company’s common shares will continue to be listed and trade on the Nasdaq Capital Market during this period, unaffected by the receipt of the written notice from Nasdaq.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About SeqLL Inc.

SeqLL is a technology company providing life sciences instrumentation and research services in collaborative partnerships aimed at the development of novel scientific assets and intellectual property across multiple “omics” fields. The Company leverages its expertise with its True Single Molecule Sequencing (“tSMS®”) platform to empower scientists and researchers with improved genetic tools to better understand the molecular mechanisms of disease that is essential to the continued development of new breakthroughs in genomic medicine, and that hopefully address the critical concerns involved with today’s precision medicine. In sum, our experienced team works with our collaborators to develop innovative solutions tailored to the needs of each specific project.

Forward Looking Statements

This press release contains certain forward-looking statements, including those related to the applicability and viability of the Company’s technology for quantifying RNA molecules from blood and other statements that are predictive in nature and those related to regaining compliance with Nasdaq’s continued listing requirements, and timing and effect thereof. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021 under the caption “Risk Factors.”

Contacts:

John W. Kennedy
Investor Relations
Tel: +1 (914) 727-7764
Email: jwkennedy@seqll.com